EXHIBIT 10.1

                             Supplemental Agreement

     This Supplemental Agreement ("Supplemental Agreement") is entered into by and between ICO, Inc., a Texas corporation, and its subsidiaries and affiliates ("Employer"), and Timothy J. Gollin ("Employee"), to be effective June 19, 2003 (the "Effective Date").
                                   WITNESSETH:

     WHEREAS, Employee and Employer are parties to an Employment Agreement ("the 2001 Agreement") effective June 21, 2001;

     WHEREAS, the Employer has given notice that the 2001 Agreement will not be renewed, and the 2001 Agreement may thus expire on June 20, 2003; and WHEREAS, Employee and Employer desire to extend the expiration date of the 2001 Agreement to allow time to enter into a new Employment Agreement ("the 2003 Agreement").

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants, And obligations contained herein, Employer and Employee agree as follows:

1. Employer and Employee wish to continue their employment relationship beyond June 20, 2003. To that end, the parties have engaged in negotiations regarding the terms of a new Employment Agreement but as of the effective date of this Supplemental Agreement the parties have not yet executed the 2003 Agreement.

2. The parties desire to continue their negotiations. As consideration for Employee's agreement to continue negotiations regarding the 2003 Agreement and to continue his employment with the Employer during such negotiations, Employer agrees (a) that it will not take further action to terminate its employment relationship with Employee effective at the close of business on June 20, 2003, (b) that beginning with the Effective Date of this Supplemental Agreement and until the earlier of the execution of the 2003 Agreement, the termination of the parties' employment relationship, or July 15, 2003, Employer will continue to pay Employee his salary and continue the benefits in place immediately prior to the Effective Date, and (c) that, if the Employer terminates the employment relationship for any reason prior to or at the close of business on July 15, 2003, or if the parties have not entered into a 2003 Agreement replacing the 2001 Agreement on or before that date, the obligations of Employer to Employee shall be the same as those obligations the Employer would have had at the close of business on June 20, 2003, if the parties had not entered into this Supplemental Agreement, but instead if the Employer had terminated the Employee on June 20, 2003, prior to the close of business.

3. In consideration for the Employer's agreement set forth in paragraph 2, above, Employee agrees (a) to continue negotiations regarding the 2003 Agreement in an effort to reach agreement on or before July 15, 2003; (b) to continue in employment with the Employer during such negotiations until July 15, 2003; and (c) that he will not assert any claim that severance or similar benefits are payable to him under the 2001 Agreement unless the parties have not entered into a 2003 Agreement replacing the 2001 Agreement before the close of business on July 15, 2003.

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4.   Notwithstanding  anything  contained  in  this  Supplemental Agreement, and notwithstanding anything contained in the 2001 Agreement, in the event that Employee and Employer terminate the employment relationship because they cannot agree to the terms of a 2003 Agreement by the close of business on July 15, 2003, or in the event that either party terminates the employment relationship on or before the close of business on July 15, 2003 for any other reason, Employer and Employee agree that Employer will owe Employee severance pay equal to $247,500 (the "Severance Payment"), and no more or no less than that amount.

5. This Supplemental Agreement extends the expiration date of the 2001 Agreement. Except as expressly modified by this Supplemental Agreement, the terms of the 2001 Agreement remain in effect for the period of the extension.

     IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement in multiple originals to be effective on the Effective Date.

          EMPLOYER:

          ICO, Inc.

          BY:

          /s/  Christopher  N.  O'Sullivan
          --------------------------------
          Christopher  N.  O'Sullivan
          President  and  Chairman



          EMPLOYEE:

          /s/  Timothy  J.  Gollin
          --------------------------------
          Timothy  J.  Gollin